EQUITY PURCHASE AND RETIREMENT AGREEMENT

THIS EQUITY PURCHASE AND RETIREMENT AGREEMENT (this “Agreement”) is made effective as of March 31, 2017 (“Effective Date”), by and among Timothy S. Krieger, an individual and resident of the state of Minnesota (the “Seller”), and Aspirity Holdings LLC, a Minnesota limited liability company (the “Company”). Collectively, the Seller and the Company shall be referred to as the “Parties” and each individually as a “Party”.

BACKGROUND:

The Seller is the owner of Four Hundred and Ninety-Six (496) Series A Preferred Units (the “Series A Units”) in the Company and desires to sell, and the Company desires to purchase and retire, all of the Series A Units in exchange for the consideration and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above, and the terms and covenants set forth below, the Parties agree as follows:

AGREEMENT:

1. Re-Purchase and Retirement of the Series A Units; Purchase Price and Payment Terms. At the Closing, the Seller shall sell to the Company, and the Company shall purchase from the Seller and promptly retire, all of the Series A Units. The purchase price for the purchase of the Series A Units shall be an amount equal to Two Million, Seven Hundred Forty Five Thousand Dollars and No Cents ($2,745,000.00) (the “Purchase Price”). The Purchase Price shall paid by the Company to the Seller pursuant to a Subordinated Promissory Note in the form attached hereto as Exhibit A (the “Note”), bearing simple interest at the annual rate of twenty and 00/100 percent (20.00%).

2. Closing.The closing of the transactions contemplated by this Agreement (the “Closing”) will take place as of the close of business on the Effective Date. If the effective date falls on a weekend or holiday, then the Closing shall take place as of the open of business on the next business day following the Effective Date.

3. Seller’s Representations and Warranties.The Seller represents and warrants to the Company that as of the Closing:

(a) Title & Authority. The Seller has the full power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby and any instruments or agreements required herein. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The Seller has the absolute and unrestricted right, power and authority to sell to the Company all right, title and interest in and to the Series A Units and no consent or approval of any other party is required as a condition to the effective transfer of the Series A Units to the Company. The Seller is the record holder of the Series A Units and has good and marketable legal and beneficial title to the Series A Units and such Series A Units are owned by the Seller free and clear of all liens, encumbrances, restrictions and claims of every kind (collectively, “Encumbrances”) and will be transferred to the Company free and clear of all Encumbrances.

(b) Sufficiency of Purchase Price. The Seller hereby warrants that the Purchase Price was negotiated by the Parties in a fair and prudent manner and hereby waives any claim that any alternate valuation methodology for determining the Purchase Price should have been applied. The Seller represents and warrants that the Purchase Price is a fair, equitable, and just valuation for the Series A Units and the Seller is accepting the Note as full payment for any and all amounts due to the Seller and for the purchase of the Series A Units. The Seller has access to all of the records, financial information and other related agreements and documents of the Company and its business and has engaged in such examination of said records, information, agreements and documents as the Seller has deemed necessary and appropriate under the circumstances. In conjunction therewith, the Seller represents that it does not require or desire any additional information or data pertaining to the Company and its business and/or the Series A Units. The Seller represents that the Purchase Price is a fair reflection of the financial condition of the Company.

(c) Subordinated Promissory Note. The Seller has not sold, assigned or otherwise transferred the Note and the Note, when issued, will be free and clear of all Encumbrances that could otherwise be imposed by the Seller, except as otherwise set forth in the Company’s Senior Debt (as such term is defined in the Note).

(d) Legal and Financial Representation. The Seller has sought or obtained separate legal and financial representation with respect to the transaction contemplated in this Agreement and expressly disclaims the representation of the Company’s outside legal counsel with respect to the transaction contemplated in this Agreement.

4. Company’s Representations and Warranties.The Company represents and warrants to the Seller that as of the date hereof and as of the Closing: (a) the Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as is now being conducted; (b) the Company has the full power and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby and any instruments or agreements required herein; and (c) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5. Survival of Representations and Warranties. All representations and warranties of the Parties shall survive the Closing.

6. Delivery of Documents Notices. At the Closing, the Seller and the Company shall execute and/or deliver to the other Party, as applicable, the following documents, instruments and agreements, together with such other documents, instruments and agreements as the other Party may reasonably request to consummate the purchase and sale contemplated hereby: (a) The Company shall issue and deliver to the Seller a duly executed copy of the Note, (b) the Seller shall deliver to the Company a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit B and any original certificate representing the Series A Units; (c) each Party shall deliver to the other Party a duly executed copy of this Agreement. All notices and other communications pursuant to this Agreement shall be governed in all respects by the notice provisions set forth in the Note.

7. Indemnification. The Seller, as one Party, and the Company, as the other Party, do hereby agree to, and shall immediately upon demand, defend, indemnify and hold harmless each other from, against and in respect of: (a) any liabilities, penalties, interest, costs, expenses or other damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of such Party under this Agreement; and (b) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) incident to any of the foregoing. The indemnifying party shall reimburse the indemnified party, on demand, for any payment made by the indemnified party at any time with respect to any liability, obligation or a claim to which the foregoing indemnity relates.

8. Waiver, Modification or Amendment. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the Party to be bound or its duly authorized representative and specifying with particularity the nature and extent of such waiver, modification or amendment. Any waiver by any Party of any default of the other shall not effect, or impair any right arising from, any subsequent default. Nothing herein shall limit the rights and remedies of the Parties under and pursuant to this Agreement, except as hereinbefore set forth.

9. Successors and Assigns This Agreement is binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors, transferees and assigns. The Seller shall not be entitled to assign his rights and obligations under this Agreement to any person or entity unless the Company’s prior written consent has been obtained. The Company may freely assign this Agreement to an affiliate of the Company.

10. Applicable Law, Forum and Venue This Agreement will be interpreted and governed under the laws of the State of Minnesota, without regard to conflict of laws principles. Any action or proceeding against any of the Parties relating in any way to this Agreement or the subject matter of this Agreement will be brought and enforced exclusively in the competent state or federal courts of Minnesota, and the Parties to this Agreement consent to the exclusive jurisdiction of such courts in respect of such action or proceeding. The Parties waive their right to a trial by jury for any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, whether grounded in tort, contract or otherwise.

11. Entire Agreement; Counterparts. This Agreement contains the entire agreement among the Parties with respect to its subject matter and incorporates any and all prior oral or written agreements, representations, discussions or understandings relating thereto. All prior agreements with respect to the subject matter hereof and/or the transactions contemplated hereby are hereby terminated and superseded. This Agreement may be amended, supplemented or modified only by written instrument signed by all Parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

COMPANY:	SELLER:

ASPIRITY HOLDINGS LLC,
a Minnesota limited liability company

Signed:	/s/ Wiley H. Sharp III	/s/ Timothy S. Krieger
Name:	Wiley H. Sharp III	Timothy S. Krieger
Title:	Chief Financial Officer

EXHIBIT A

Form of Subordinated Promissory Note

(See Attached)

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EXHIBIT B

Assignment Separate from Certificate

For value received, the undersigned, Timothy S. Krieger, hereby assigns and transfers to Aspirity Holdings, LLC, a Minnesota limited liability company (the “Company”), for good and valuable consideration, receipt of which is hereby acknowledged, Four Hundred and Ninety-Six (496) Series A Preferred Series A Units (the “Series A Units”) in the Company, effective as of the date written below, standing in his name on the books of the Company, and does hereby irrevocably constitute and appoint Winthrop & Weinstine, P.A., as attorney to transfer such Series A Units on the books of the Company with full power of substitution in the premises.

The undersigned has signed this document, effective the day and year written below and executed on the date set forth below.

/s/ Timothy S. Krieger
Name:	Timothy S. Krieger
Date:	March 31, 2017

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